Exhibit 99.1

FOR IMMEDIATE RELEASE

Kohl’s Announces Sona Chawla’s Plans to Step Down in October,

Paul Gaffney Named Chief Technology Officer

MENOMONEE FALLS, Wis., September 6, 2019 – Kohl’s (NYSE: KSS) today announced that Sona Chawla will step down from her role as president at Kohl’s in mid-October to pursue new opportunities.

“I want to thank Sona for her partnership and leadership in helping to drive our business forward and setting us up for the future,” said Michelle Gass, Kohl’s chief executive officer. “Amongst many contributions, Sona has been instrumental in our progress as a leading omnichannel retailer, driving innovation and growth across our digital business and stores, as well as providing leadership to our logistics strategy and long-term technology roadmap. Sona has been a key member of the Kohl’s leadership team, and we wish her great success in all that is ahead of her.”

In addition, Paul Gaffney has been named Senior Executive Vice President, Chief Technology Officer, reporting directly to Kohl’s CEO Michelle Gass. Gaffney assumes his new position in mid-September.

“I’m excited to welcome Paul Gaffney to the Kohl’s team. His extensive experience leading transformational technology teams and impressive track record of results will be a tremendous asset to Kohl’s,” said Gass. “He joins our strong technology team, ready to continue our path forward in driving innovation and change across all aspects of our business. Paul is an excellent addition to our senior leadership team.”

“Kohl’s is doing incredible things as an omnichannel retailer during a very exciting time for the company,” said Paul Gaffney. “Retail is a very dynamic industry and, through several new innovations and smart investments back into the business, Kohl’s has established itself as one to watch. I look forward to the opportunity to help contribute to their ongoing success.”

In the chief technology officer role, Gaffney will be responsible for all technology, information and digital platforms supporting Kohl’s omnichannel business. He most recently served as chief technology officer of Dick’s Sporting Goods. Prior to that, Gaffney was senior vice president of information technology at The Home Depot, responsible for the organization’s software engineering, user-centered design and applications. He has served in a variety of other senior leadership roles throughout his career. He holds a bachelor’s degree in Computer Science from Harvard and is a Henry Crown Fellow at the Aspen Institute.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” "will," "should," "anticipates," “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those projected in such forward-looking statements. Such risks and uncertainties include, but are not limited to, those that are described in Item 1A in Kohl's most recent Annual Report on Form 10-K and as may be supplemented from time-to-time in Kohl's other filings with the SEC, all of which are expressly incorporated herein by reference.  Forward-looking statements relate to the date initially made, and Kohl’s undertakes no obligation to update them.

About Kohl’s
Kohl’s (NYSE: KSS) is a leading omnichannel retailer with more than 1,100 stores in 49 states. With a commitment to inspiring and empowering families to lead fulfilled lives, Kohl’s offers amazing national and exclusive brands, incredible savings and an easy shopping experience in our stores, online at Kohls.com and on Kohl's mobile app. Since its founding, Kohl's has given more than $700 million to support communities nationwide, with a focus on family health and wellness. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com or follow @KohlsNews on Twitter.

Contact:

Jen Johnson, Jen.Johnson@Kohls.com, 262-703-5241

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